FORM 10f-3      FUND:    PAINEWEBBER SMALL CAP FUND

Record of Securities Purchased Under the Fund's Rule
10f-3 Procedures

1.      Issuer:    L-3 Communications

2.      Date of Purchase:  5/18/98
3.  Date offering commenced:  5/18/98
4.      Underwriters from whom purchased:  Lehman

5.      "Affiliated Underwriter" managing
or participating in syndicate:   PaineWebber

6.      Aggregate principal amount of purchase:
$ 110,000

7.      Aggregate principal amount of offering:
$121,000,000

8.      Purchase price (net of fees and expenses):
$22

9.      Initial public offering price:  $22

10.     Commission, spread or profit:   %       $ 0.92

11.     Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the
Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section
3(a)(29) of the
Securities Exchange Act of 1934.



X



___
b. The securities were purchased prior to the end of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).




X




___
c.      The underwriting was a firm commitment
underwriting.
X
___
d.      The commission, spread or profit was
reasonable and fair in
relation to that being received by others for underwriting similar securities during the same period.


X


___
e. (1) If securities are registered under the Securities Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years.


X


___
f. The amount of such securities purchased by all of the investment companies advised by Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.


g. The purchase price was less than 3% of the Fund's total assets.


X


___
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.

X

___

Approved:  Donald Jones                 Date:  6/9/98

FORM 10f-3      FUND:    PAINEWEBBER SMALL CAP FUND

Record of Securities Purchased Under the Fund's Rule
10f-3 Procedures

1.      Issuer:     Hawk Corporation

2.      Date of Purchase:  5/12/98
3.  Date offering commenced:  5/12/98

4.      Underwriters from whom purchased:
Schroder & Co.

5.      "Affiliated Underwriter" managing or participating
in syndicate:   PaineWebber

6.      Aggregate principal amount of purchase:  $425,000

7.      Aggregate principal amount of offering:
$87,295,000

8.      Purchase price (net of fees and expenses):   $17

9.      Initial public offering price:  $17

10.     Commission, spread or profit:   %       $ 0.70

11.     Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the
Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section
3(a)(29) of the
Securities Exchange Act of 1934.



X



___
b. The securities were purchased prior to the end of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).




X




___
c.      The underwriting was a firm commitment
underwriting.
X
___
d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.


X


___
e. (1) If securities are registered under the Securities Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years.


X


___
f.      The amount of such securities purchased by all
of the
investment companies advised by Mitchell Hutchins did not
exceed 4% of the principal amount of the offering or
$500,000
in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.


g. The purchase price was less than 3% of the Fund's total assets.


X


___
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.
X

___

Approved:  Donald Jones                 Date:  6/9/98

FORM 10f-3      FUND:    PAINEWEBBER SMALL CAP FUND

Record of Securities Purchased Under the Fund's Rule
10f-3 Procedures

1.      Issuer:     Rock Financial

2.      Date of Purchase:  5/1/98
3.  Date offering commenced:  5/1/98

4.      Underwriters from whom purchased:    Bear Stearns

5.      "Affiliated Underwriter" managing or participating
in syndicate:   PaineWebber

6.      Aggregate principal amount of purchase:
 $200,000

7.      Aggregate principal amount of offering:
$33,000,000

8.      Purchase price (net of fees and expenses):   $10

9.      Initial public offering price:  $10

10.     Commission, spread or profit:   %       $ 0.42

11.     Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the
Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section
3(a)(29) of the
Securities Exchange Act of 1934.



X



___
b. The securities were purchased prior to the end of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).




X




___
c.      The underwriting was a firm commitment
underwriting.
X
___
d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.


X


___
e. (1) If securities are registered under the Securities Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years.


X


___
f. The amount of such securities purchased by all of the investment companies advised by Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.


g. The purchase price was less than 3% of the Fund's total Assets.


X


___
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.

X

___

Approved:  Donald Jones                 Date:  5/5/98